Exhibit 8.1

LIST OF SUBSIDIARIES:

The following companies are subsidiaries of Nevada Geothermal Power Inc. as of December 7, 2011:

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION	OWNERSHIP
Blue Mountain Power Company Inc.	British Columbia	100%
Desert Valley Gold Co.	Nevada	100%
NGP Chile S.A.	Chile	100%
Nevada Geothermal Power US Holdings Inc.	Nevada	100%
Nevada Geothermal Power Company	Nevada	100%
Nevada Geothermal Operating Company LLC	Delaware	100%
Nevada Geothermal Power Holding Company LLC	Delaware	100%
NGP Blue Mountain Holdco LLC	Delaware	100%
NGP Blue Mountain I LLC	Delaware	100%
NGP Blue Mountain Holdco II LLC	Delaware	100%
NGP Blue Mountain Holdco III LLC	Delaware	100%
NGP Blue Mountain Holdco IV LLC	Delaware	100%
NGP Blue Mountain II LLC	Delaware	100%
NGP Blue Mountain III LLC	Delaware	100%
NGP Blue Mountain IV LLC	Delaware	100%
NGP North Valley Inc (formerly NGP (Black Warrior I))	Nevada	100%
NGP (Crump I)	Nevada	100%
NGP (Pumpernickel I)	Nevada	100%
Nevada Geothermal Power East Brawley LLC	Delaware	100%
Nevada Geothermal Power South Brawley LLC	Delaware	100%
NGP Truckhaven LLC	Delaware	100%

Joint venture:
Crump Geothermal Company LLC	Delaware	50%